UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Kindred Healthcare, Inc. (the “Company”) has entered into an agreement to purchase eight nursing centers and two hospitals (collectively, the “Facilities”) currently leased from Ventas, Inc. (“Ventas”). In the proposed transaction, the Company will pay $79 million to purchase the Facilities and $6 million in lease termination fees. The current annual rent of approximately $5 million on the Facilities will terminate on the closing of the proposed transaction. The Company expects to finance its obligations at closing through the use of existing cash.

The consummation of the proposed transaction is subject to several material conditions, including, but not limited to, the receipt of required approvals from the Company’s lenders. The Company has provided a $1.5 million deposit to Ventas that is subject to forfeiture and has agreed to pay an additional $3.5 million termination fee if, among other things, the Company cannot obtain lender approval by November 30, 2003 or close the transaction by December 10, 2003. The deposit would be refundable to the Company in the event of a breach by Ventas.

The Company intends to dispose of the Facilities as soon as practicable. The Company has targeted June 30, 2004 to complete the divestiture of all of the Facilities. The Company expects to generate between $30 million and $40 million in proceeds from the sales of the Facilities. For the nine months ended September 30, 2003, the Facilities generated pretax losses of approximately $15 million.

The Company expects to record a loss on the proposed transaction equal to the difference between the total consideration paid to Ventas and the estimated fair value of the assets acquired. The estimation of the fair value of the assets acquired and related loss will be determined in conjunction with the Company’s ongoing divestiture negotiations with third parties. Assuming the Company can successfully complete the Ventas transaction, the operations of the Facilities will be accounted for as discontinued operations.

Forward Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims, and (n) the Company’s ability to successfully acquire and dispose of the Facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 12. Results of Operations and Financial Condition.

On November 5, 2003, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2003. The press release, dated November 5, 2003, is attached as Annex A to this Form 8-K. On November 5, 2003, the Company also included the press release on its website at www.kindredhealthcare.com.

Annex A is incorporated herein by reference and has been furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 6, 2003	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Senior Vice President, Chief Financial Officer and Treasurer

Annex A

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Senior Vice President,
Chief Financial Officer and Treasurer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES THIRD QUARTER RESULTS

Company to acquire for resale ten unprofitable facilities from Ventas, Inc.

LOUISVILLE, Ky. (November 5, 2003) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ: KIND) today announced its operating results for the third quarter ended September 30, 2003. As previously disclosed, the Company’s divestiture of all of its Florida and Texas nursing centers (the “Florida and Texas Divestiture”) in the second quarter of 2003 has been reflected as discontinued operations in the consolidated financial statements.

The Company also announced that it has agreed to purchase ten unprofitable facilities currently leased from Ventas, Inc. (“Ventas”) (NYSE: VTR) for $85 million in cash. The Company intends to dispose of these properties as soon as practicable.

Consolidated Results

For the third quarter of 2003, the Company reported consolidated net income of $12 million or $0.67 per diluted share. Net income included income from continuing operations of $14 million or $0.78 per diluted share. Net income also included a loss from discontinued operations of $2 million or $0.11 per diluted share.

For the nine months ended September 30, 2003, the Company reported a consolidated net loss of $45 million or $2.57 per diluted share. The net loss included income from continuing operations of $23 million or $1.34 per diluted share. The net loss also included a loss from discontinued operations of $32 million or $1.84 per diluted share and the loss from the Florida and Texas Divestiture of $36 million or $2.07 per diluted share.

The Company’s reported operating results for both the third quarter and nine-month periods of 2003 and 2002 were impacted by certain items discussed below.

Continuing Operations

Revenues in the third quarter of 2003 increased 4% to $860 million compared to $827 million in the third quarter of 2002. Income from continuing operations for the third quarter of 2003 totaled $14 million or $0.78 per diluted share compared to $14 million or $0.77 per diluted share in the year-earlier period.

Provisions of the Balanced Budget Refinement Act (the “BBRA”) and the Medicare, Medicaid, and State Child Health Insurance Program Benefits Improvement and Protection Act of 2000 (“BIPA”) that expired in the fourth quarter of 2002 reduced Medicare revenues in the Company’s nursing centers by approximately $14 million in the third quarter of 2003 compared to the same period a year ago.

During the third quarter of 2003, the Company recorded income of approximately $10 million related to settlements of prior year hospital Medicare cost reports.

On October 1, 2002, the final regulations for a Medicare prospective payment system for long-term acute care hospitals (“LTAC PPS”) became effective. This new payment system became effective for all but two of the Company’s long-term acute care hospitals on September 1, 2003. The Company’s hospital operating results in the third quarter of 2003 included favorable Medicare reimbursement adjustments of approximately $4 million that resulted from the conversion to LTAC PPS.

Interest expense for both the third quarters of 2003 and 2002 included approximately $2 million of gains resulting from prepayments of long-term debt.

Operating results for the three months ended September 30, 2003 included a $1.3 million write-down of the ancillary services line of business in the hospital division. These operations were classified as held for sale at September 30, 2003.

Operating results for the third quarter of 2002 included income of $12 million related to an accounts receivable settlement with a private insurance company and a charge of $22 million related to additional professional liability costs.

For the nine months ended September 30, 2003, revenues increased 5% to $2.5 billion from $2.4 billion in the same period a year ago. Income from continuing operations totaled $23 million or $1.34 per diluted share for the first nine months of 2003 compared to $63 million or $3.29 per diluted share in the same period a year ago.

Provisions of the BBRA and BIPA that expired in the fourth quarter of 2002 reduced Medicare revenues in the Company’s nursing centers by approximately $42 million for the first nine months of 2003 compared to the same period a year ago. Professional liability costs aggregated $75 million for the nine months ended September 30, 2003 compared to $48 million in the first nine months of 2002, of which approximately $57 million and $35 million, respectively, were charged to the Company’s nursing center business.

Operating results for the nine months ended September 30, 2002 included income of $5 million resulting from a change in estimate for accrued reorganization items and a lease termination charge for an unprofitable hospital.

Discontinued Operations

Net operating losses for the divested Florida and Texas nursing centers were $2 million in the third quarter of 2003 compared to $24 million in the third quarter of 2002. For the nine months ended September 30, 2003, net operating losses for the divested Florida and Texas nursing centers were $32 million compared to $31 million during the same period a year ago.

Third Quarter Commentary

Edward L. Kuntz, Chairman and Chief Executive Officer of the Company, commented on the third quarter results. “We are continuing to build operational momentum in a number of key areas. First, our hospital team completed a successful transition to the new Medicare prospective payment system that began on September 1. While early in the transition, we reduced average length of stay and reimbursement rates were in line with our expectations. In addition, average hospital wage rates in the quarter were flat with a year ago as a result of reduced agency utilization and overtime costs. In our nursing center business, we continued to see stabilization in professional liability costs from levels reported in the second quarter this year. We also increased our nursing center occupancy rates to 86.3% in the third quarter from 85.1% in the second quarter of this year. Effective October 1, the 3% Medicare market basket adjustment, along with the 3.26% correction to the market basket adjustment, will help our nursing center business to keep pace with increasing labor costs. The pharmacy division turned in another solid quarter and expanded its external customer base from the second quarter level. Finally, we began to realize some benefits from overhead reductions implemented in the third quarter of this year.”

Transaction with Ventas

The Company also announced that it has entered into an agreement to purchase eight nursing centers and two hospitals (collectively, the “Facilities”) currently leased from Ventas. In the proposed transaction, the Company will pay $79 million to purchase the Facilities and $6 million in lease termination fees. The current annual rent of approximately $5 million on the Facilities will terminate on the closing of the proposed transaction. The Company expects to finance its obligations at closing through the use of existing cash.

The consummation of the proposed transaction is subject to several material conditions, including, but not limited to, the receipt of required approvals from the Company’s lenders. The Company has provided a $1.5 million deposit to Ventas that is subject to forfeiture and has agreed to pay an additional $3.5 million termination fee if, among other things, the Company cannot obtain lender approval by November 30, 2003 or close the transaction by December 10, 2003. The deposit would be refundable to the Company in the event of a breach by Ventas.

The Company intends to dispose of the Facilities as soon as practicable. The Company has targeted June 30, 2004 to complete the divestiture of all of the Facilities. The Company expects to generate between $30 million and $40 million in proceeds from the sales of the Facilities. For the nine months ended September 30, 2003, the Facilities generated pretax losses of approximately $15 million.

The Company expects to record a loss on the proposed transaction equal to the difference between the total consideration paid to Ventas and the estimated fair value of the assets acquired. The estimation of the fair value of the assets acquired and related loss will be determined in conjunction with the Company’s ongoing divestiture negotiations with third parties. Assuming the Company can successfully complete the Ventas transaction, the operations of the Facilities will be accounted for as discontinued operations.

Paul J. Diaz, President and Chief Operating Officer of the Company, stated that “we are pleased to have quickly structured another transaction with Ventas that will be beneficial to both companies. While we are taking the necessary steps to complete the Ventas transaction, we also are proceeding expeditiously to divest of these unprofitable facilities. We believe that these transactions will benefit our overall results in 2004. This transaction also reflects the continued improvement in the working relationship between the companies that should allow each company more opportunities to enhance shareholder value.”

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and LTAC PPS; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims, and (n) the Company’s ability to successfully acquire and dispose of the Facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national healthcare services company primarily operating hospitals, nursing centers and institutional pharmacies.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues	$860,264	$827,141	$2,528,590	$2,413,159

Income from continuing operations	$13,711	$14,080	$23,269	$62,726
Discontinued operations, net of income taxes:
Loss from operations	(2,004)	(24,236)	(32,097)	(31,042)
Loss on divestiture of operations	—	—	(36,019)	—

Net income (loss)	$11,707	$(10,156)	$(44,847)	$31,684

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.79	$0.81	$1.34	$3.62
Discontinued operations:
Loss from operations	(0.12)	(1.39)	(1.85)	(1.79)
Loss on divestiture of operations	—	—	(2.07)	—

Net income (loss)	$0.67	$(0.58)	$(2.58)	$1.83

Diluted:
Income from continuing operations	$0.78	$0.77	$1.34	$3.29
Discontinued operations:
Loss from operations	(0.11)	(1.32)	(1.84)	(1.63)
Loss on divestiture of operations	—	—	(2.07)	—

Net income (loss)	$0.67	$(0.55)	$(2.57)	$1.66

Shares used in computing earnings (loss) per common share:
Basic	17,443	17,380	17,409	17,345
Diluted	17,572	18,395	17,427	19,084

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues	$860,264	$827,141	$2,528,590	$2,413,159

Salaries, wages and benefits	486,217	467,276	1,445,045	1,374,407
Supplies	110,764	106,113	326,622	308,627
Rent	67,093	65,357	199,084	192,953
Other operating expenses	152,065	145,079	453,155	380,723
Depreciation	20,947	18,052	61,135	51,842
Interest expense	1,054	1,368	6,937	8,918
Investment income	(1,334)	(2,343)	(4,645)	(7,618)

	836,806	800,902	2,487,333	2,309,852

Income from continuing operations before reorganization items and income taxes	23,458	26,239	41,257	103,307
Reorganization items	—	—	—	(5,520)

Income from continuing operations before income taxes	23,458	26,239	41,257	108,827
Provision for income taxes	9,747	12,159	17,988	46,101

Income from continuing operations	13,711	14,080	23,269	62,726
Discontinued operations, net of income taxes:
Loss from operations	(2,004)	(24,236)	(32,097)	(31,042)
Loss on divestiture of operations	—	—	(36,019)	—

Net income (loss)	$11,707	$(10,156)	$(44,847)	$31,684

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.79	$0.81	$1.34	$3.62
Discontinued operations:
Loss from operations	(0.12)	(1.39)	(1.85)	(1.79)
Loss on divestiture of operations	—	—	(2.07)	—

Net income (loss)	$0.67	$(0.58)	$(2.58)	$1.83

Diluted:
Income from continuing operations	$0.78	$0.77	$1.34	$3.29
Discontinued operations:
Loss from operations	(0.11)	(1.32)	(1.84)	(1.63)
Loss on divestiture of operations	—	—	(2.07)	—

Net income (loss)	$0.67	$(0.55)	$(2.57)	$1.66

Shares used in computing earnings (loss) per common share:
Basic	17,443	17,380	17,409	17,345
Diluted	17,572	18,395	17,427	19,084

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$131,959	$244,070
Cash – restricted	7,412	7,908
Insurance subsidiary investments	161,646	130,415
Accounts receivable less allowance for loss	436,538	420,611
Inventories	29,708	30,460
Other	89,692	86,852

	856,955	920,316

Property and equipment	648,052	611,944
Accumulated depreciation	(174,576)	(115,373)

	473,476	496,571

Goodwill	40,258	88,259
Insurance subsidiary investments	81,873	18,171
Other	131,092	120,861

	$1,583,654	$1,644,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$111,891	$124,466
Salaries, wages and other compensation	213,125	220,124
Due to third party payors	31,537	25,177
Professional liability risks	106,786	45,346
Other accrued liabilities	109,807	104,674
Income taxes	4,837	62,111
Long-term debt due within one year	4,335	258

	582,318	582,156

Long-term debt	140,603	162,008
Professional liability risks	211,744	211,771
Deferred credits and other liabilities	58,565	56,615

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 17,862 shares – September 30 and 17,649 shares – December 31	4,466	4,412
Capital in excess of par value	552,132	547,609
Deferred compensation	(7,613)	(6,967)
Accumulated other comprehensive income	172	460
Retained earnings	41,267	86,114

	590,424	631,628

	$1,583,654	$1,644,178

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$11,707	$(10,156)	$(44,847)	$31,684
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	20,947	18,287	61,556	52,396
Amortization of deferred compensation costs	1,643	1,682	3,880	5,588
Provision for doubtful accounts	6,265	3,804	19,231	11,305
Loss on divestiture of discontinued operations	—	—	36,019	—
Unusual transactions	1,345	—	1,345	525
Reorganization items	—	—	—	(5,520)
Other	(393)	(253)	1,023	352
Change in operating assets and liabilities:
Accounts receivable	(58,630)	(62)	(47,573)	(3,610)
Inventories and other assets	9,471	6,592	16,277	9,658
Accounts payable	(4,581)	(2,084)	(6,377)	5,091
Income taxes	7,684	16,706	(5,032)	22,595
Due to third party payors	(295)	(217)	6,360	(7,239)
Other accrued liabilities	(6,245)	61,809	70,838	101,885

Net cash provided by (used in) operating activities before reorganization items	(11,082)	96,108	112,700	224,710
Payment of reorganization items	(315)	(808)	(1,232)	(4,484)

Net cash provided by (used in) operating activities	(11,397)	95,300	111,468	220,226

Cash flows from investing activities:
Purchase of property and equipment	(20,823)	(20,966)	(48,865)	(50,193)
Acquisition of healthcare facilities	—	(214)	(63,795)	(45,765)
Sale of assets	59,215	—	66,874	752
Surety bond deposits	—	—	—	9,676
Net change in insurance subsidiary investments	5,734	(4,931)	(94,933)	(39,135)
Net change in other investments	(447)	2,276	(2,487)	4,967
Other	512	(299)	(1,523)	(98)

Net cash provided by (used in) investing activities	44,191	(24,134)	(144,729)	(119,796)

Cash flows from financing activities:
Repayment of long-term debt	(60,982)	(50,182)	(61,210)	(50,461)
Payment of deferred financing costs	—	(365)	(2,872)	(1,375)
Purchase of common stock	—	(1,046)	—	(1,046)
Other	(9,990)	2,752	(14,768)	(3,760)

Net cash used in financing activities	(70,972)	(48,841)	(78,850)	(56,642)

Change in cash and cash equivalents	(38,178)	22,325	(112,111)	43,788
Cash and cash equivalents at beginning of period	170,137	212,262	244,070	190,799

Cash and cash equivalents at end of period	$131,959	$234,587	$131,959	$234,587

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2002 Quarters				2003 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Health services division:
Nursing centers	$428,217	$427,136	$436,329	$426,886	$424,907	$431,207	$447,202
Rehabilitation services	7,830	8,566	8,697	9,203	8,502	8,795	12,065

	436,047	435,702	445,026	436,089	433,409	440,002	459,267
Hospital division:
Hospitals	296,442	322,764	330,910	326,183	340,855	346,054	346,127
Ancillary services	1,870	2,278	1,639	1,766	1,759	1,484	1,389

	298,312	325,042	332,549	327,949	342,614	347,538	347,516
Pharmacy division	59,178	59,948	64,014	67,089	68,828	67,136	69,436

	793,537	820,692	841,589	831,127	844,851	854,676	876,219
Elimination of pharmacy charges to Company nursing centers	(14,063)	(14,148)	(14,448)	(14,783)	(15,743)	(15,458)	(15,955)

	$779,474	$806,544	$827,141	$816,344	$829,108	$839,218	$860,264

Income (loss) from continuing operations:
Operating income (loss):
Health services division:
Nursing centers	$84,695	$85,774	$63,480	$59,396	$41,925	$56,465	$54,249
Rehabilitation services	(66)	288	1,155	(1,639)	(959)	(750)	261

	84,629	86,062	64,635	57,757	40,966	55,715	54,510
Hospital division:
Hospitals	59,574	62,326	70,979	67,561	70,304	74,017	84,517
Ancillary services	135	246	(240)	118	180	(562)	7

	59,709	62,572	70,739	67,679	70,484	73,455	84,524
Pharmacy division	5,537	5,823	5,856	6,056	6,902	6,109	6,201
Corporate:
Overhead	(31,674)	(29,200)	(30,812)	(19,469)	(26,713)	(28,354)	(28,670)
Insurance subsidiary	(1,001)	(1,203)	(1,745)	(2,100)	(2,607)	(3,407)	(4,002)

	(32,675)	(30,403)	(32,557)	(21,569)	(29,320)	(31,761)	(32,672)

	117,200	124,054	108,673	109,923	89,032	103,518	112,563
Unusual transactions	—	(525)	—	2,320	—	—	(1,345)
Reorganization items	—	5,520	—	—	—	—	—

Operating income	117,200	129,049	108,673	112,243	89,032	103,518	111,218
Rent	(62,730)	(64,866)	(65,357)	(65,838)	(65,405)	(66,586)	(67,093)
Depreciation	(16,541)	(17,249)	(18,052)	(18,735)	(19,830)	(20,358)	(20,947)
Interest, net	(1,853)	(422)	975	(1,085)	(1,253)	(1,319)	280

Income from continuing operations before income taxes	36,076	46,512	26,239	26,585	2,544	15,255	23,458
Provision for income taxes	14,821	19,121	12,159	10,661	2,687	5,554	9,747

	$21,255	$27,391	$14,080	$15,924	$(143)	$9,701	$13,711

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2002 Quarters				2003 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Health services division:
Nursing centers	$38,395	$39,136	$39,789	$40,124	$40,142	$40,956	$41,604
Rehabilitation services	24	24	37	43	69	95	123

	38,419	39,160	39,826	40,167	40,211	41,051	41,727
Hospital division:
Hospitals	23,336	24,675	24,513	24,375	24,204	24,625	24,280
Ancillary services	225	234	225	232	201	213	235

	23,561	24,909	24,738	24,607	24,405	24,838	24,515

Pharmacy division	717	734	741	998	725	638	789
Corporate	33	63	52	66	64	59	62

	$62,730	$64,866	$65,357	$65,838	$65,405	$66,586	$67,093

Depreciation:
Health services division:
Nursing centers	$5,921	$5,985	$6,363	$6,392	$6,674	$6,818	$6,898
Rehabilitation services	9	6	13	15	16	20	22

	5,930	5,991	6,376	6,407	6,690	6,838	6,920
Hospital division:
Hospitals	6,361	6,638	6,994	7,087	7,255	7,658	7,894
Ancillary services	146	200	131	103	119	(39)	107

	6,507	6,838	7,125	7,190	7,374	7,619	8,001

Pharmacy division	397	428	469	513	531	552	574
Corporate	3,707	3,992	4,082	4,625	5,235	5,349	5,452

	$16,541	$17,249	$18,052	$18,735	$19,830	$20,358	$20,947

Capital expenditures, excluding acquisitions:
Health services division (including discontinued operations)	$2,116	$4,728	$6,498	$10,785	$3,273	$6,422	$9,803
Hospital division	3,316	6,430	6,056	10,831	2,822	4,133	5,773
Pharmacy division	396	782	882	1,431	616	522	815
Corporate:
Information systems	3,330	6,632	6,474	9,140	3,207	5,992	4,071
Other	710	787	1,056	1,691	647	408	361

	$9,868	$19,359	$20,966	$33,878	$10,565	$17,477	$20,823

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2002 Quarters				2003 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	57	63	64	65	65	65	66
Number of licensed beds	4,961	5,276	5,344	5,385	5,408	5,430	5,461

Revenue mix % (a):
Medicare	58	61	58	61	60	59	63
Medicaid	10	8	8	9	8	8	7
Private and other	32	31	34	30	32	33	30

Admissions:
Medicare	5,585	6,498	6,003	6,409	6,853	6,557	6,252
Medicaid	592	569	619	623	656	615	681
Private and other	1,168	1,615	1,255	1,243	1,334	1,350	1,350

	7,345	8,682	7,877	8,275	8,843	8,522	8,283

Patients days:
Medicare	196,057	218,392	209,158	211,990	222,919	220,123	197,394
Medicaid	33,864	32,635	33,590	34,733	32,266	33,218	32,016
Private and other	58,437	57,266	56,623	57,279	58,369	61,136	55,486

	288,358	308,293	299,371	304,002	313,554	314,477	284,896

Average length of stay:
Medicare	35.1	33.6	34.8	33.1	32.5	33.6	31.6
Medicaid	57.2	57.4	54.3	55.8	49.2	54.0	47.0
Private and other	50.0	35.5	45.1	46.1	43.8	45.3	41.1
Weighted average	39.3	35.5	38.0	36.7	35.5	36.9	34.4

Revenues per admission (a):
Medicare	$30,904	$30,019	$31,827	$31,086	$29,872	$31,415	$34,556
Medicaid	50,324	46,496	45,109	45,746	40,554	44,515	36,914
Private and other	80,521	62,691	89,186	79,209	82,112	83,474	77,737
Weighted average	40,360	37,176	42,010	39,418	38,545	40,607	41,788

Revenues per patient day (a):
Medicare	$880	$893	$913	$940	$918	$936	$1,094
Medicaid	880	811	831	821	825	824	785
Private and other	1,609	1,768	1,977	1,719	1,877	1,843	1,891
Weighted average	1,028	1,047	1,105	1,073	1,087	1,100	1,215

Average daily census	3,204	3,388	3,254	3,304	3,484	3,456	3,097
Occupancy %	67.6	65.9	63.6	64.2	67.3	66.4	59.3

(a)	Includes income of $14 million related to certain Medicare reimbursement issues recorded in the third quarter of 2003 and $12 million related to a favorable settlement with a private insurance company recorded in the third quarter of 2002.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2002 Quarters				2003 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	260	258	258	258	258	258	258
Managed	14	10	10	7	7	7	7

	274	268	268	265	265	265	265

Number of licensed beds:
Owned or leased	33,699	33,634	33,606	33,587	33,563	33,394	33,387
Managed	1,417	1,017	1,017	803	803	803	803

	35,116	34,651	34,623	34,390	34,366	34,197	34,190

Revenue mix %:
Medicare	34	34	33	31	33	33	31
Medicaid	46	47	48	50	48	48	50
Private and other	20	19	19	19	19	19	19

Patients days (excludes managed facilities):
Medicare	403,900	404,048	394,446	389,018	411,096	411,289	407,207
Medicaid	1,769,272	1,773,717	1,814,270	1,820,422	1,755,036	1,765,407	1,816,395
Private and other	463,345	462,196	461,289	452,894	424,738	432,200	437,233

	2,636,517	2,639,961	2,670,005	2,662,334	2,590,870	2,608,896	2,660,835

Revenues per patient day:
Medicare	$359	$358	$361	$334	$337	$342	$344
Medicaid	113	112	115	118	117	118	124
Private and other	181	180	183	183	189	190	189
Weighted average	162	162	163	160	164	165	168

Average daily census	29,295	29,011	29,022	28,938	28,787	28,669	28,922
Occupancy %	86.1	85.7	86.0	85.8	85.5	85.1	86.3

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	30,471	30,568	30,279	29,966	29,804	27,566	27,886
Non-affiliated	25,695	27,148	28,460	28,873	28,365	28,848	29,507

	56,166	57,716	58,739	58,839	58,169	56,414	57,393